Exhibit 10.4

GOVERNANCE AGREEMENT

THIS GOVERNANCE AGREEMENT (this “Agreement”), by and between ZBB Energy Corporation, a Wisconsin corporation (the “Company”), and Solar Power, Inc. and its affiliates (the “Investor”) is entered into as of this and the Company entered into ______, 2015.

WHEREAS, on April 17, 2015, the Investor a Securities Purchase Agreement with the Company (the “Securities Purchase Agreement”) pursuant to which the Investor agreed to acquire, and the Company agreed to issue, 8,000,000 shares of the Company’s common stock (the “Common Shares”), 42,000,000 shares of the Company’s Series C Convertible Preferred Stock (the “Preferred Shares”) and a warrant issued by the Company (the “Warrant”);

WHEREAS, the Preferred Shares are convertible into 42,000,000 shares of the Company’s common stock upon the achievement of certain milestones (the “Conversion Shares”), and the Warrant is exercisable by the holder thereof for issuance of up to 50,000,000 shares of the Company’s common stock upon the achievement of certain milestones (the “Warrant Shares”, and together with the Common Shares and the Conversion Shares, the “Subject Shares”); and

WHEREAS, as a condition and inducement to the willingness of the Company and the Investor to enter into the Securities Purchase Agreement, the Company and the Investor have agreed to enter into this Agreement;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.     Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section.

(a)     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(b)     “Beneficially Own” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, including without limitation, the 60-day provision in paragraph (d)(1)(i) thereof). The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

(c)     “Board” means the board of directors of the Company.

(d)     “Director” means a member of the Board.

(e)     “Equity Securities” means any Common Stock or any rights, warrants or options to subscribe for or purchase Common Stock.

(f)     “Junior Securities” has the meaning ascribed thereto in the Certificate of Designations for the Preferred Stock.

(g)    “Law” means any federal, state, local or foreign Order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation, including common law.

(h)     “Permitted Issuance” means any issuance by the Company of Equity Securities (1) to officers, employees, directors or consultants of the Company and its subsidiaries pursuant to equity incentive plans approved by the Company’s Board (including a director appointed by Investor) and the securities issued upon exercise of such grants, (2) pursuant to the conversion or exchange of any securities issued to the Investor pursuant to or in connection with the Securities Purchase Agreement or any other securities of the Company outstanding as of the date hereof into Capital Stock, or the exercise of any warrants or other rights issued to the Investor pursuant to or in connection with the Securities Purchase Agreement or any other warrants or rights outstanding as of the date hereof to acquire Capital Stock; (3) pursuant to a bona fide firm commitment underwritten public offering; (4) in connection with a joint venture, strategic alliance or other commercial relationship with any Person (including Persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s business and for which a primary purpose thereof is not raising capital; or (5) in connection with any office lease or equipment lease or similar equipment financing transaction approved by the Board in which the Company obtains from a lessor or vendor the use of such office space or equipment for its business.

(i)     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(j)     “Pro Rata Share” means the quotient of (i) the number of shares of Common Stock Beneficially Owned by the Investor divided by, (ii) the number of shares of Common Stock outstanding at such time of determination.

2.     Investor Director. For so long as the Investor holds in excess of 10,000 Preferred Shares or 25 million shares of Common Stock (including Conversion Shares) (the “Requisite Shares”), the Investor shall be entitled to nominate one (1) director to the Board. For so long as the Investor holds the Requisite Shares and following the time at which the Series C-2 Convertible Preferred Stock shall have become convertible in full, the Investor shall be entitled to nominate a total of two (2) directors to the Board. For so long as the Investor holds the Requisite Shares and following the time at which the Series C-3 Convertible Preferred Stock shall have become convertible in full, the Investor shall be entitled to nominate a total of three (3) directors to the Board (each such director, an “Investor Director”). In accordance with the provisions of this Section, at each meeting of the Company’s shareholders at which the election of directors is to be considered, the Company shall nominate the Investor Directors designated by the Investor for election to the Board by the shareholders and solicit proxies from the Company’s shareholders in favor of the election of the Investor Directors. The Company shall use reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such the Investor Director and including recommending approval of such Investor Director’s appointment to the Board). Each Investor Director appointed pursuant to this Section shall continue to hold office until the next annual meeting of the shareholders of the Company and until his or her successor is elected and qualified in accordance with this Section and the Bylaws, unless such Investor Director is earlier removed from office or at such time as such Investor Director’s death, resignation, retirement or disqualification. The Company shall use reasonable best efforts to ensure that an Investor Director is removed only if so directed in writing by the Investor, unless otherwise required by this Section or applicable Law. In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of the term of office of the Investor Director, the Company shall use reasonable best efforts to cause the Board to fill such vacancy or new directorship with a representative designated by the Investor as provided hereunder, in either case, to serve until the next annual or special meeting of the shareholders. If the Investor fails or declines to fill the vacancy, then the directorship shall remain open until such time as the Investor elects to fill it with a representative designated hereunder.

3.     Matters Requiring Investor Approval. So long as the Investor continues to hold the Requisite Shares, the Company hereby covenants and agrees with the Investor that it shall not, without prior written approval of Investor, take any of the following actions:

(a)      the conduct by the Company of any business other than, or the engagement by the Company in any transaction not substantially related to, the business as currently conducted;

(b)     changing the number or manner of appointment of the Directors on the Board;

(c)     the dissolution, liquidation or winding-up of the Company or the commencement of a voluntary proceeding seeking reorganization or other similar relief;

(d)     other than in the ordinary course of conducting the Company’s business consistent with past practice, the incurrence, issuance, assumption, guarantee or refinancing of any debt if the aggregate amount of such debt and all other outstanding debt of the Company exceeds $10 million;

(e)     the acquisition, repurchase or redemption by the Company of any Junior Securities;

(f)     (i) the acquisition of an interest in any Person or the acquisition of a substantial portion of the assets or business of any Person or any division or line of business thereof or any other acquisition of material assets, in any such case where the consideration paid exceeds $2 million, or (ii) any Fundamental Transaction (as defined in the Certificate of Designation);

(g)     the entering into by the Company of any agreement, arrangement or transaction with Affiliate (or any relative, beneficiary, employee or affiliate of such person) that calls for aggregate payments (other than payment of salary, bonus or reimbursement of reasonable expenses) in excess of $120,000;

(h)     the commitment to capital expenditures in excess of $7 million during any fiscal year;

(i)     the selection or replacement of the auditors of the Company;

(j)     entering into of any partnership, consortium, joint venture or other similar enterprise involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $5 million;

(k)     amend or otherwise change its Articles of Incorporation or by-laws or equivalent organizational documents of the Company or any Subsidiary;

(l)     grant, issue or sell any Equity Securities (in each case, other than any Permitted Issuances) to any Person;

(m)     declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; provided, however, that the dividends called for by Section 3(b) of the Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series B Convertible Preferred Stock shall nonetheless continue to accrue and accumulate on each share of the Company’s Series B Convertible Preferred Stock;

(n)     reclassify, combine, split or subdivide, directly or indirectly, any of its capital stock;

(o)     permit any item of material intellectual property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in such intellectual property; or

(p)     enter into any contract, arrangement, understanding or other similar agreement with respect to any of the foregoing.

4.     Preemptive Rights. If at any time the Company proposes to grant, issue or sell any Equity Securities (in each case, other than any Permitted Issuances) to any Person (the “Purchase Rights”) then it shall give the Investor written notice of its intention to do so, describing the Equity Securities and the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall be entitled to acquire, upon the terms applicable to such Purchase Rights, its Pro Rata Share of the Equity Securities proposed to be granted, issued or sold by the Company triggering the Purchase Rights. The Investor shall have ten (10) Business Days from the giving of such notice to agree to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of such Equity Securities to be purchased. If the Investor fails to exercise in full its Purchase Rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Investor pursuant to this Section. If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities (other than Permitted Issuances) without first again complying with this Section. The provisions of this Section shall terminate upon the Investor ceasing to own the Requisite Shares.

5.     Stand Still. Until the earlier of (i) conversion in full by the Investor of the Preferred Shares, (ii) the occurrence of a Significant Event, the Investor covenants and agrees with the Company that it will not directly or in concert with others make any nominations to the Board (other than pursuant to this Agreement) or make any shareholder proposals for other shareholder business.  A “Significant Event” shall mean any of the following:  (a) the acquisition by any person or 13D Group (as defined below) of beneficial ownership of Voting Securities (as defined below) representing 10% or more of the then outstanding Voting Securities of the Company or a right to nominate or appoint a member of the Board; (b) the announcement or commencement by any person or 13D Group of a tender or exchange offer to acquire Voting Securities which, if successful, would result in such person or 13D Group owning, when combined with any other Voting Securities owned by such person or 13D Group, 10% or more of the then outstanding Voting Securities; and (c) the Company enters into or otherwise determines to seek to enter into any merger, sale or other business combination transaction pursuant to which the outstanding shares of common stock of the Company (the “Common Stock”) would be converted into cash or securities of another person or 13D Group or 50% or more of the then outstanding shares of Common Stock would be owned by persons other than current holders of shares of Common Stock, or which would result in all or a substantial portion of the Company’s assets being sold to any person or 13D Group.  “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors; provided that for purposes of this definition any securities that at such time are convertible or exchangeable into or exercisable for shares of Common Stock shall be deemed to have been so converted, exchanged or exercised.  “13D Group” shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities that would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

6.     Directors’ and Officers’ Indemnification and Insurance. For so long as Investor is entitled to appoint any Investor Director, (a) the Company agrees that its by-laws shall contain provisions no less favorable with respect to indemnification than are set forth in Article V of the Company's Amended and Restated By-Laws as of November 4, 2009, and (b) the Company shall maintain in effect directors’ and officers’ liability insurance policies of customary coverage maintained by the Company.

7.     Termination. This Agreement shall terminate upon the earliest to occur of:

(a)     Investor holding a majority of the Company’s common stock (including all Equity Securities of the Company on an as-convertible and as-exercisable basis);

(b)     upon mutual agreement of such parties as would be required to amend this Agreement; and

(c)     the liquidation, dissolution or winding up of the Company.

8.     Amendments and Waivers. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the Company and the Investor. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

9.     Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement so as to make effective and enforceable the intent of this Agreement.

10.     Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. All remedies, either under this Agreement, by law, or otherwise afforded to parties hereunder, shall be cumulative and not alternative.

11.     Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed under the laws of the State of Wisconsin without regard to principles of conflict of laws.

12.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.     Successors and Assigns. This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other party, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

14.     Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

15.     Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

16.     Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party hereunder, upon any breach, default or noncompliance under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.

17.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.     Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

COMPANY: ZBB ENERGY CORPORATION By: Name: Eric Apfelbach Title: Chief Executive Officer INVESTOR: SOLAR POWER, INC. By: Name: Title:

[Governance Agreement]